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                                                                   EXHIBIT 10.19

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT, dated as of March 15, 2000 between MediaNews Services, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Delaware to provide management services to various entities conducting the business of publishing newspapers and JOSEPH J. LODOVIC, IV (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Company wishes to employ and retain the services of Executive, and Executive wishes to be employed by the Company.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Executive agree as follows:

         1. Period of Employment and Compensation

         Company shall employ the Executive to perform the services described herein, with his principal office activities being situated in Denver, Colorado, or such other location as the Executive and the Company's Chief Executive Officer shall mutually agree upon, for the period commencing January 1, 2000, and terminating at the close of business December 31, 2009, unless thereafter extended as subsequently provided in this Section, during which period the Executive shall:
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                  (a) be paid a base salary, in equal monthly installments, on the regular pay day established for executives of the Company, at the annual rate of Five Hundred Four Thousand Dollars ($504,600.00) commencing January 1, 2000, which salary shall be increased annually thereafter, commencing January 1, 2001, at an annual rate of five percent (5%), or such higher annual rate as the Company shall determine appropriate; provided, that if the Company's Chief Executive Officer determines that business conditions are such that all or a portion of the foregoing increases should be deferred until such time as those conditions improve, then concurrently with the Chief Executive Officer's decision to defer or forego similar annual increases relative to his own salary, such increases may appropriately be deferred;

                  (b) be reimbursed in a manner consistent with policies of the Company established for executive personnel, for all reasonable expenses of the Company incurred by the Executive in the discharge of any duties hereunder;

                  (c) receive such fringe benefits including accident, hospitalization, disability, medical and life insurance plans, as shall be made generally available to the executive personnel or other employees of the Company or as otherwise approved by the Company's Chief Executive Officer; provided, however, that all payments made payable to the Executive under this Agreement shall be subject to withholding for any applicable taxes, social security or other governmental levies and for insurance, savings or any other deductions authorized by or for the benefit of the Executive under the programs established for or made available to the executive personnel or other employees of the Company.

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                  (d) have an appropriate opportunity, commensurate with his executive stature, to participate in all stock options or other forms of equity ownership plans which may be established for executive personnel of the Company, its affiliates or their subsidiaries.

                  (e) be eligible to receive a bonus for the Company's current fiscal year and each subsequent fiscal year commencing on or before the termination of this Agreement of up to $200,000 payable as soon as practicable after the end of the Company's fiscal year, based on a comparison of operating profits to budget of the Company during such fiscal year as follows:

                       (i) If operating profits for such fiscal year are 100% or more of budget, then the $200,000 bonus shall be payable in full;

                       (ii) If operating profits for such fiscal year are 90% or more (but under 100%) of budget, then the bonus amount payable shall be $150,000;

                       (iii) If operating profits for such fiscal year are 80%
                             or more (but under 90%) of budget, then the bonus amount payable shall be $100,000;

                       (iv) If operating profits for such fiscal year are less than 80% of budget, or if no budget has been adopted and approved for such fiscal year pursuant to the Company's Certificate of Incorporation and bylaws, then no bonus shall be payable.

         The amount of the Executive's salary, fringe benefits and bonus established hereunder shall constitute his entire compensation for all services performed by him on


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behalf of the Company, its affiliates, MediaNews Group, Inc. ("MNG"), their subsidiaries and affiliates, except in so far as those entities may from time to time elect, in their sole discretion, to pay to him such additional bonus or other forms of additional compensation as may be deemed appropriate.

         Effective January 1, 2010, this Agreement shall be automatically renewed for additional periods of one year each; provided, however, that at least one hundred and twenty (120) days prior to December 31, 2009 or the expiration of any subsequent one-year term, either party may give notice to the other, as provided for herein, terminating this Agreement as of December 31, 2009 or the next annual expiration date.

         2. Duties.

         The Executive shall perform such executive, managerial, business and administrative duties as may be assigned to him by the Chief Executive Officer or Board of Directors of the Company, it being presently intended that the Executive will serve as Executive Vice President and Chief Financial Officer of MediaNews Services, Inc., MNG and each of their affiliates and subsidiaries, subject to the provisions of those entities' by-laws or other operative documents, and in such capacities shall have financial oversight responsibilities pertaining to the business of such entities, and otherwise serve in an administrative capacity as a consultant with regard to the affairs of such entities in a manner in accordance with his experience. All such services shall be rendered in diligent, competent, efficient and faithful manner commensurate with the responsibilities involved.


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         3. Acceptance

         The Executive accepts the aforementioned responsibilities at the compensation and upon the terms specified herein. During the term of this Agreement, the Executive shall devote his best efforts principally to the service of the Company, its affiliates and their subsidiaries and the performance of the duties specified above, it being understood that the preponderance of the Executive's time will be applied to furthering the interest of such entities. The Executive shall not engage in any other business activity or outside activity which is materially inconsistent with or an impediment to the carrying out of his duties hereunder.

         4. Vacation.

         The Executive shall be entitled to an annual paid vacation of five weeks, such vacation to be taken at such times as he may select.

         5. Death or Incapacity.

         In the event of death of the Executive during the term hereof, this Agreement shall terminate, and, except for the rights of the Executive and his beneficiaries under the benefit plans described in Section 1(c) of this Agreement, the Company shall not be subject to any further obligation to such deceased Executive hereunder, except that the estate of said Executive shall be entitled to receive the unpaid compensation due for service prior to his death, and through and including the last day of the month in which the Executive died, including any deferred compensation and/or bonuses which then may have accrued in full or pro rata.


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         If, on account of physical or mental disability, the Executive shall fail or be unable to perform the duties contemplated by this Agreement for a period of 180 consecutive days, the Company may, at any time thereafter upon 30 days' notice to the Executive, terminate this Agreement. In such event, this Agreement shall terminate and come to an end on the date set forth in such notice as if such date were the termination date of this Agreement, but said Executive shall be entitled to receive his salary, benefits and any other applicable compensation or reimbursement for expenses through the effective date of the termination of this Agreement, as set forth in such notice.

         6. Covenant Not To Compete.

         The Executive agrees during the term of this Agreement and for a period of five (5) years after any termination hereof, that he will not, within any geographical areas in which newspapers owned or managed by the Company, its affiliates and/or their subsidiaries are now or may hereafter be circulated in material quantities, unless acting as an officer or employee of the Company, its affiliates or their subsidiaries, or with the prior written consent of the boards of directors thereof, directly or indirectly, own, manage, operate, join, control, or participate in, or be connected as an officer, employee, partner, independent contractor or otherwise with, any business enterprise which directly or indirectly materially competes with such entities as the latter then conduct its business. The Executive acknowledges that the remedy at law for any breach by him of this covenant will be inadequate and that the Company shall be entitled to injunctive relief for the same.

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         7. Obligations of MNG Upon Termination of Executive's Employment

         Following the termination of Executive's employment (a) at or after the end of the initial term of employment specified in Section 1 hereof (i.e., December 31, 2009) or (b) such earlier date as may be occasioned by (I) the Executive's death (ii) the mutual agreement of the executive or the Company, other than for cause on the part of the Company within the meaning of Section 8 hereof or (iii) Executive's unilateral determination, as a consequence of the Company's determination to diminish materially his current responsibilities and stature as a senior executive of the Company or the Company's material breach of one or more of its material obligations hereunder (after having afforded the Company an appropriate opportunity to cure the same and the Company having failed to do so in a timely manner), the Executive, or his estate, shall have a put to the Company's affiliate MNG, which shall be exercisable upon written notice during the thirty (30) day period commencing one hundred eighty (180) days following such termination, with respect to all shares of common stock (or rights to acquire the same) of MNG which Executive may acquire during the term of his employment by the Company, for 100% of fair market value thereof (determined as hereinafter provided); provided, that prior to the date of such termination there shall not previously have occurred an initial public offering with respect to such shares on a recognized national or international securities exchange (an "IPO").

         As a consequence of any termination of Executive's employment other than that described in the preceding paragraph, MNG shall have a call, which may be exercised by MNG upon written notice within the thirty (30) day period commencing one hundred eighty (180) days following such termination and the Executive shall have a put, which may be

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exercised by the Executive upon written notice within the 30 day period commencing June 30, 2010, with respect to all shares of common stock of MNG (or rights to acquire the same) which may be owned by the Executive as of the date of termination of his employment, at the following stated percentages of fair market value (determined as hereinafter provided as of the date of exercise of such put or call): For termination on or after December 31, 2008, 95%; for termination on or after December 31, 2007, 90%; for termination on or after December 31, 2006, 85%; for termination on or after December 31, 2005, 80%; for termination on or after December 31, 2004, 75%; for termination on or after December 31, 2003, 70%; for termination on or after December 31, 2002, 65%; for termination on or after December 31, 2001, 60%; for termination on or after December 31, 2000, 55%; for termination prior to December 31, 2000, 50%.

         With regard to any exercise of any put or the call described in this
Section 7, the Company may, upon written notice to the Executive within ten (10) days of such exercise, elect to consummate the same in up to ten (10) equal separate purchases of ten percent (10%) of the total number of shares subject thereto, the first of which purchase shall occur not later than the thirtieth
(30th) day following the initial notice of such exercise, and the remainder of which purchase shall occur on the first through ninth anniversaries of the initial purchase. For purposes of the foregoing, the purchase price for each separate purchase shall be separately calculated with respect to the fair market value of the shares being purchased at the time of each separate purchase.

         For purposes of this Section 7, the fair market value of the shares of common stock of MNG subject to the above described put or call shall be determined (without any discount for lack of marketability or the minority nature of such shares) by independent

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appraisal in the manner set forth in Section 5.05 of the MNG Shareholders
Agreement dated as of January 31, 2000.

         Notwithstanding any foregoing provisions of this Section, if as of the date of (a) any exercise of any put or call described in this Section 7 the Company's performance of any of its obligations hereunder with respect thereto would violate the terms of any indenture or agreement with respect to borrowed money then applicable to the Company, or (b) any exercise before January 1, 2010 of any put or call described in this Section 7, the Company's leverage ratio as defined in the Indenture dated October 1, 1997 by and between the Company and the Bank of New York is greater than 3:1, then the performance by the Company of any such obligation shall automatically be deferred until the earliest date upon which such performance would no longer violate such indenture or agreement, or (as appropriate) the Company's leverage ratio is no longer greater than 3:1.

         8. Termination Of This Agreement For Cause.

         Either party may terminate this Agreement prior to its stated term for cause or in the event of a material breach thereof by the other. Such termination shall be by notice in writing specifying such cause or material breach and shall be effective on the date of said notice, without prejudice to the rights of the party upon whom such notice is served to contest such termination by any judicial means at such party's disposal.

         For purposes of termination of this Agreement by the Company, the following events shall, by way of illustration, and without any limitation, be considered as cause:

         (a) failure by the Executive to faithfully or diligently perform any of his material obligations under this contract in the manner provided, after he has received


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                  written notice from the Company or MNG of his alleged failure to perform the same, and has failed within a reasonable period of time substantively to cure such failure;

         (b) theft, embezzlement or misappropriation by the Executive of any funds or other property of the Company, its affiliates or their subsidiaries;

         (c) any material act of self-dealing between the Executive and the business of the Company, its affiliates or their subsidiaries which is not disclosed in full to, and approved by, the boards of directors of the Company and MNG;

         (d) intentional falsification by the Executive of any material records or reports pertaining to the Company, its affiliates or their subsidiaries;

         (e) fraud or similar misconduct on the part of the Executive pertaining to the Company, its affiliates or their subsidiaries;

         (f) failure to adhere to the normal and customary duties and ethics within the newspaper industry attendant to the positions which he may from time to time hold at the newspapers owned by the Company, its affiliates or their subsidiaries, promptly after he has received notice from the Company or MNG of his alleged failure to adhere to the same; or

         (g) any conviction or a plea of nolo contendere with respect to any felony or any other serious crime which causes the Executive, or his continued employment by the Company, to become a source of material embarrassment, disgrace or ridicule to the Company, its affiliates or any of their newspapers.

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         In the event of such termination the Executive shall be entitled to receive compensation only through the date of his termination, and the Company shall reserve all rights, if any, which it may have against the Executive under this Agreement or otherwise, in connection with the termination or otherwise.

         9. Notices.

         All communications and notices made pursuant to this Agreement shall be in writing and delivered by hand or sent by certified mail or telegram as follows:

                  (a)      If to Company, to:

                           MediaNews Services, Inc.
                           c/o MediaNews Group, Inc.
                           Attn:  William Dean Singleton
                           Vice Chairman, President
                             and Chief Executive Officer
                           1560 Broadway, Suite 2100
                           Denver, Colorado   80202

                           With a copy to:

                           Verner, Liipfert, Bernhard,
                             McPherson and Hand, Chartered
                           Attn:  Howell E. Begle, Jr., Esq.
                           901 Fifteenth Street, N.W., Suite 700
                           Washington, D.C.   20005

                  (b)      If to the Executive, addressed to:

                           Joseph J. Lodovic, IV
                           4920 East Progress Court
                           Greenwood Village, CO  80121

or to such other address as either of the foregoing may from time to time specify in writing.

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         10. Interpretation.

         No provision of this Agreement may be altered, waived, discharged or terminated except in writing, executed by the party against whom enforcement of any alteration, waiver, discharge or termination is sought. No waiver of any breach by either party to this Agreement shall operate or be construed as a waiver of any subsequent breach by any party. This Agreement constitutes the entire contract between the parties hereto with respect to employment, and no party shall be bound in any manner related to employment by any warranties, representations or guarantees, except as specifically set forth in this Agreement. This Agreement shall be interpreted under the laws of the State of Delaware.

         11. Successors and Assigns.

         This Agreement shall be binding upon the parties hereto, their respective heirs, legal representatives, successors and assigns, but may not be assigned by either party without the prior written consent of the other party, and any assignment without such consent shall be void and of no effect.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        MediaNews Services, Inc.


                                        By: /s/ W. Dean Singleton
                                           ----------------------------------
                                           W. Dean Singleton
                                           Vice Chairman, President
                                           and Chief Executive Officer


                                        /s/ Joseph J. Lodovic, IV
                                        -------------------------------------
                                        Joseph J. Lodovic, IV

                                        (WITH RESPECT TO THE PUT OBLIGATIONS SET
                                        FORTH IN SECTION 7 OF THIS AGREEMENT
                                        ONLY.)


                                        MediaNews Group, Inc.

                                        By: /s/ W. Dean Singleton
                                           ----------------------------------
                                           W. Dean Singleton
                                           Vice Chairman, President
                                           and Chief Executive Officer


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